Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SIN CITY BAB BABIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 2019, AT 3:07 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7291058 8100
SR# 20191234404

Authentication: 202305399
Date: 02-22-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:07 PM 02/21/2019
FILED 03:07 PM 02/21/2019
SR 20191234404 - File Number 7291058

CERTIFICATE OF INCORPORATION
OF
SIN CITY BAB BABIES, INC.

Article I

The name of the corporation is Sin City Bab Babies, Inc. (the "**Corporation**").

Article II

The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street – Corporation Trust Center, New Castle County, Wilmington, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

Article III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article IV

The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.0001.

Article V

The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Jeffrey S. Marks	9 Chatelaine Newport Coast, CA. 92657

Article VI

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article VI shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. This Article VI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article VI becomes effective.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VII

The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws of this Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

Article VIII

The duration of the Corporation shall be perpetual.

Article IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

Article X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, **THE UNDERSIGNED**, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has executed this Certificate on February 14, 2019.

Jeffrey S. Marks, Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SIN CITY BAB BABIES, INC.", CHANGING ITS NAME FROM "SIN CITY BAB BABIES, INC." TO "SIN CITY BAD BABIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2019, AT 12:21 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

7291058 8100
SR# 20191275682

Authentication: 202356339
Date: 03-01-19

CERTIFICATE OF AMENDMENT
TO CERTIFICATE
OF INCORPORATION
FOR
SIN CITY BAB BABIES, INC.,
a Delaware corporation

The undersigned, Jeffrey S. Marks, hereby certifies as follows:

1. He is the Incorporator of Sin City Bab Babies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**").

2. Article I of the Certificate of Incorporation is hereby amended to read as follows:

"The name of the corporation is "Sin City Bad Babies, Inc."

4. The amendment set forth herein shall become effective immediately upon the filing of this Certificate of Amendment.

5. The amendment set forth herein has been duly approved and adopted by the Incorporators of this corporation in accordance with Sections 103 and 241 of the General Corporation Law of the State of Delaware.

6. The corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, Sin City Bab Babies, Inc, has caused this certificate to be signed by Jeffrey S. Marks, its Incorporator, this 22nd day of February, 2019.

By: Jeffrey S. Marks
Jeffrey S. Marks, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21 PM 02/22/2019
FILED 12:21 PM 02/22/2019
SR 20191275682 - File Number 7291058